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                                                                    EXHIBIT 10.6

                             EMPLOYMENT AGREEMENT



        This EMPLOYMENT AGREEMENT (the "Agreement"), made as of the 15th day of November, 1996, is entered into by Exchange Applications, Inc., a Delaware corporation with its principal place of business at 695 Atlantic Avenue, Boston, MA 02111 (the "Company"), and Andrew J. Frawley, an individual residing at 50 York Road, Wayland, MA 01778 (the "Employee").

         The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

         1. "AT WILL" EMPLOYMENT. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, on an "at will" basis and upon the other terms set forth in this Agreement. The period of time during which the Employee is employed by the Company hereunder is hereafter referred to as the "Employment Period".

         2. CAPACITY. The Employee shall serve as an executive of the Company, subject to the general direction and control of the Company's Board of Directors (the "Board") or its designee.

         The Employee hereby accepts such employment and agrees to undertake faithfully, diligently and to the best of his ability such executive duties and responsibilities as the Board or its designee shall from time to time assign to him. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

         3.       COMPENSATION AND BENEFITS.

                  3.1 SALARY. The Company shall pay the Employee, in bi-weekly installments, an annual base salary of $200,000 during the Employment Period.

                  3.2 BONUSES. The Employee shall be entitled to a bonus in respect of each calendar year during the Employment Period, commencing with 1996. The maximum amount of such annual bonus shall be $100,000, commencing with 1996. The actual amount of the bonus in respect of any calendar year will be equal to X($50,000) + Y($50,000) where X represents the percentage associated with the

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grade assigned to the Employee for his corporate citizenship performance for the year by the Board, and where Y represents the percentage associated with the profitability of the Company for the year. The Employee's corporate citizenship performance will be benchmarked against an assessment model under which the Employee will be given a grade of H, M or L corresponding to 100%, 65% and 35%, respectively. The profitability of the Company will be benchmarked against the Company's financial plan for the year as approved by the Board. If the Company's profit for the year equals or exceeds 100% of the-profit goal set forth in the plan (the "Profit Goal"), Y equals 100%; if the Company's profit for the year equals or exceeds 85% of the Profit Goal but is less than 100% of the Profit Goal, Y equals 65%; and if the Company's profit for the year is less than 85% of the Profit Goal, Y equals 35%. The Company will provide the Employee with a written six-month performance evaluation by July 15 of each year during the Employment Period. A bonus due with respect to a given calendar year will be paid by February 15 of the following year.

                  3.3 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, provided that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Board.

                  3.4 EQUITY. As additional consideration for his provision of services hereunder, the Company will grant the Employee 848,800 shares of the Company's common stock, $.001 par value per share, pursuant to a Restricted Stock Agreement of even date herewith.

        4. EMPLOYMENT TERMINATION. The Company shall have the right to terminate the Employee's employment hereunder at any time with or without cause, subject to the requirements of applicable law. Upon termination of this Agreement and the Employee's employment by the Company, the Employee shall not be entitled to any severance benefits other than as may be required by applicable law.

         5. NONDISCLOSURE AND DEVELOPMENTS AGREEMENT; MUTUAL RELEASE. Concurrently with the execution and delivery of this Agreement, the Employee agrees to execute and deliver to the Company a Nondisclosure and Developments Agreement in the form attached as EXHIBIT 1 hereto (the "Nondisclosure Agreement") and the Mutual Release in the form of EXHIBIT 2 hereto (the "Release"). The provisions of the Nondisclosure Agreement, the Release and
Section 6 of this Agreement shall survive the termination of this Agreement.


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         6. NON-COMPETITION COVENANTS.

                  6.1 NON-COMPETITION COVENANTS. The Employee agrees that he will not, during the Non-Competition Period, compete directly or indirectly with the business of the Company. The phrase "compete directly or indirectly with the business of the Company" shall be deemed to include, without limiting the generality thereof, (1) engaging or having a material interest, directly or indirectly, as owner, employee, officer, director, partner, sales representative, stockholder, capital investor, lessor, renderer of consultation services or advice, either alone or in association with others, in the operation of any aspect of a business or enterprise which is competitive with the business in which the Company was engaged during the course of the Employee's employment by the Company; (2) soliciting any employee of the Company to leave the employ of the Company; (3) soliciting any of the employees of the Company to become employees of any other person or entity; or (4) soliciting any customer of the Company with respect to the business of the Company. The phrase "compete directly or indirectly with the business of the Company", as used in this Agreement, shall be deemed not to include any ownership interest as an inactive investor. The phrase "ownership interest as an inactive investor" for purposes of this Agreement shall mean the beneficial ownership of less than two (2%) percent of the outstanding shares of any series or class of securities of any competitor of the business of the Company, which securities of such series or class are publicly traded in the securities markets.

                  6.2 NON-COMPETITION PERIOD. For the purposes of this Section 6, "Non-Competition Period" shall mean (i) the period during which the Employee is employed by the Company, and (ii) if the Non-Competition option (referred to in Section 6.3 below) is exercised by the Company, the Post-Employment Non-Competition Period.

                  6.3 NON-COMPETITION OPTION. Upon the termination of the Employee's employment with the Company, for whatever reason, the Company shall have the option (the "Non-Competition Option") to extend the non-competition covenants set forth in subsection 6.1 above for up to two (2) years following the date of such termination (the "Termination Date"). To exercise the Non-Competition Option, the Company shall be required to give written notice to the Employee of its intent to do so within thirty (30) days after the Termination Date, such notice to specify the period following the Termination Date during which the Employee shall continue to be bound by the non-competition covenants set forth in subsection 6.1 above (the "Post-Employment Non-Competition Period"). If the Company exercises the Non-Competition Option, the Employee will continue to be bound by the provisions of subsection 6.1 for the Post-Employment Non-Competition Period, provided that the Company pays the Employee on or before the fifteenth day of each month during such period an amount equal to 75% of the Employee's monthly base salary from the Company at the time of his employment termination.

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         7.       INJUNCTIVE AND OTHER EQUITABLE RELIEF.

                  7.1 The Employee acknowledges that the services to be rendered by him under the terms of this Agreement are of a special, unique and extraordinary character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law. By reason of this, the Employee consents and agrees that if he violates any of the provisions of Section 6 hereof, the Company shall be entitled, in addition to any other remedies it may have at law, to the remedies of injunction, specific performance and other equitable relief for a breach by the Employee of
Section 6 of this Agreement. This Section 7 shall not, however, be construed as a waiver of any of the rights which the Company may have for damages or otherwise.

                  7.2 Any waiver by the Company of a breach of any provision of
Section 6 hereof shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

                  7.3 The Employee agrees that each provision of Section 6 shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in Section 6 shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

         8. OTHER AGREEMENTS. Employee hereby represents and warrants that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Employee further represents and warrants that his performance of all the terms of this Agreement and the Nondisclosure Agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

         9. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9.

         10. PRONOUNS. Whenever the context may require, any pronouns used in


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this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

         11. INTEGRATION. This Agreement, the Restricted Stock Agreement referred to in Section 3.4, the Stockholders' Agreement of even date herewith among the Company, the Employee and certain other stockholders of the Company, the Nondisclosure Agreement and the Release constitute the entire agreement between the Employee, on the one hand, and the Company, Alan Grant, Cyrk, Inc., the officers and directors of Cyrk, Inc., Grant & Partners Limited Partnership and Grant & Partners, Inc., on the other, and supersedes all prior agreements and understandings, whether written or oral, between such parties.

         12. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

         13. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

         14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

         15.      MISCELLANEOUS.

                  15.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

                  15.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

                  15.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.



                                           EXCHANGE APPLICATIONS, INC.

                                           By: /s/ Michael J. Feldman
                                               ------------------------------
                                               Michael J. Feldman
                                               Title: Vice President

                                           ----------------------------------
                                           EMPLOYEE


                                           /s/ Andrew J. Frawley
                                           ----------------------------------
                                           Andrew J. Frawley




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